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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 31, 2002, with respect to the consolidated financial statements of LifePoint Hospitals, Inc. included in the LifePoint Hospitals, Inc. Annual Report (Form 10-K) for the year ended December 31, 2001 (i) Form S-8 No. 333-78221 pertaining to the LifePoint Hospitals, Inc. Retirement Plan; (ii) Form S-8 No. 333-78187 pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan; (iii) Form S-8 No. 333-78185 pertaining to the LifePoint Hospitals, Inc. Management Stock Purchase Plan and LifePoint Hospitals, Inc. Outside Director's Stock and Incentive Compensation Plan; (iv) Form S-3 No. 333-42634, pertaining to LifePoint Hospitals, Inc.; (v) Form S-8 No. 333-63140 pertaining to the LifePoint Hospitals, Inc. 1998 Long Term Incentive Plan, as amended and (vi) Form S-8 No. 333-66378 pertaining to the LifePoint Hospitals, Inc. Executive Stock Purchase Plan.




                                       /s/ Ernst & Young LLP


Nashville, Tennessee
March 26, 2002